Exhibit 99.1

LMP Announces a Definitive Acquisition Agreement to Purchase 5 Import Dealerships in Texas, Along with the Associated Real Estate, Generating Approximately $592 Million in Annualized Revenue and $35 Million in Adjusted EBITDA

FORT LAUDERDALE, FL / GLOBE NEWSWIRE / September 13, 2021/ LMP Automotive Holdings, Inc. (NASDAQ: LMPX), an e-commerce and facilities-based automotive retailer in the United States, today announced its entry into a definitive acquisition agreements to purchase five import dealerships in Texas, including the associated real estate, generating approximately $592 million in annualized revenue and $35 million in adjusted EBITDA.

○	Expected to close in the fourth quarter of this year.

○	Aggregate purchase price of approximately $62.5 million for goodwill expected to be funded through a combination of cash on LMP’s balance sheet, up to $6.25 million in common stock and debt financing.

○	Aggregate real estate price of approximately $55 million

○	Expected to add approximately $35 million in adjusted EBITDA or $2.95 per share in 2022.

Richard Aldahan, LMP’s Chief Operating Officer, stated, “This acquisition will further expand our management team and footprint in the central region. This will be the final acquisition we expect to close this year, which completes our Stage 2 acquisition plan. All future perspective acquisitions we expect to consolidate in our Stage 3 plan for closings in 2022.”

Sam Tawfik, LMP’s Chief Executive Officer, stated, “Upon closing this acquisition, combined with our previously announced acquisitions, LMP’s total franchise and dealership count will be 56 and 40, respectively, with consolidated annualized revenue, adjusted EBITDA and adjusted EBITDA per share run rate expected to be approximately $2.2 billion, $137 million, and $12.27, respectively.”

ABOUT LMP AUTOMOTIVE HOLDINGS, INC.

LMP Automotive Holdings, Inc. (NASDAQ: LMPX) is a growth company with a long-term plan to profitably consolidate and partner with automotive dealership groups in the United States. We offer a wide array of products and services fulfilling the entire vehicle ownership lifecycle, including new and used vehicles, finance and insurance products and automotive repair and maintenance.

Our proprietary e-commerce technology and strategy are designed to disrupt the industry by leveraging our experienced teams, growing selection of owned inventories and physical logistics network. We seek to provide customers with a seamless experience both online and in person. Our physical logistics network enables us to provide convenient free delivery points for customers and provide services throughout the entire ownership life cycle. We use digital technologies to lower our customer acquisition costs, achieve operational efficiencies, and generate additional revenues. Our unique growth model generates significant cash flows, which funds our innovation and expansion into new geographical markets, along with strategically building out dealership networks, creating personal transportation solutions that consumers desire.

Investor Relations:

LMP Automotive Holdings, Inc.

500 East Broward Boulevard, Suite 1900

Fort Lauderdale, FL 33394

investors@lmpah.com

For more information visit: https://lmpmotors.com/.

FORWARD-LOOKING STATEMENTS:

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” will,” the negatives thereof and other words and terms of similar meanings. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition, and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: our dependence upon external sources for the financing of our operations; our ability to effectively executive our business plan; our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our services and platform; our ability to manage the growth of our operations over time; our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others; our ability to maintain relationships with existing customers and automobile suppliers, and develop relationships; and our ability to compete and succeed in a highly competitive and evolving industry; as well as other risks described in our SEC filings. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions, or circumstances on which any such statement is based, except as required by law.

SOURCE: LMP Automotive Holdings, Inc.